TENDER OF ALL OUTSTANDING
       $1.98 NO PAR SERIAL PREFERRED STOCK, SERIES 1992

                        In Exchange for
       _____% Quarterly Income Debt Securities (QUIDSSM)
      (Junior Subordinated Deferrable Interest Debentures,
                      Series A, due 2025)

                              of

                          PACIFICORP


To Our Clients:

     PacifiCorp (the "Company") is making an offer to exchange $25 principal amount of its ____% Junior Subordinated Deferrable Interest Debentures, Series A, due 2025 (the "Debentures") for each share of its $1.98 No Par Serial Preferred Stock, Series 1992 (liquidation preference $25 per share) (the "Series 1992 Preferred Stock"), upon the terms and subject to the conditions set forth in a Prospectus, dated April ___, 1995 (the "Prospectus"), and a related Letter of Transmittal (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer"). We are enclosing for your review a copy of the Prospectus and the Letter of Transmittal.

     Please note that the Exchange Offer will expire at 5:00 pm., New York City time, on May ___, 1995, unless the Exchange Offer is extended.

     The Company expressly reserves the right to (i) amend or modify the terms of the Exchange Offer in any manner and
(ii) withdraw or terminate the Exchange Offer and not accept for exchange any Series 1992 Preferred Stock, at any time for any reason, including (without limitation) if fewer than 1,000,000 shares of Series 1992 Preferred Stock are tendered (which condition may be waived by the Company).

     We are the holder of record of Series 1992 Preferred Stock held by us for your account. A tender of such Series 1992 Preferred Stock can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series 1992 Preferred Stock held by us for your account.

     We request instructions on the attached schedule as to whether or not you wish to tender any or all of the Series 1992
Preferred Stock held by us for your account pursuant to the terms and conditions of the Exchange Offer.

                                   Very truly yours,

               INSTRUCTIONS WITH RESPECT TO THE
                   TENDER OF ALL OUTSTANDING
       $1.98 NO PAR SERIAL PREFERRED STOCK, SERIES 1992


                        In Exchange for
       _____% Quarterly Income Debt Securities (QUIDSSM)
     (Junior Subordinated Deferrable Interest Debentures,
                      Series A, due 2025)

                              of

                          PACIFICORP

     The undersigned acknowledges receipt of your letter enclosing the Prospectus, dated April ___, 1995, of PacifiCorp and the related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the number of shares of Series 1992 Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.



          Series 1992 Preferred Stock to be Tendered

     ------------------------------------------------------
        Aggregate Number of
       Shares of Series 1992
      Preferred Stock Held by         Number of Shares
        You for the Account            of Series 1992
        of the Undersigned        Preferred Stock Tendered*
     ------------------------------------------------------

     ------------------------------------------------------




- ---------------------------------------------------------------
Signature(s)

- ---------------------------------------------------------------
Please print name

- ---------------------------------------------------------------
Date


* Unless otherwise indicated, it will be assumed that all of the undersigned's shares of Series 1992 Preferred Stock are to be tendered.